UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 24, 2006

THE SCOTTS MIRACLE-GRO COMPANY

(Exact name of registrant as specified in its charter)

OHIO	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 SCOTTSLAWN RD MARYSVILLE, OHIO		43041

(Address of principal executive offices)		(Zip Code)

(937) 644-0011

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operation and Financial Condition.

     On January 24, 2006, The Scotts Miracle-Gro Company issued a News Release concerning information regarding its results of operations and financial condition for the three month period ended December 31, 2005. The News Release is attached hereto as Exhibit 99.1.

     The press release includes the following non-GAAP financial measures as defined in Regulation G: (1) adjusted net loss, (2) adjusted diluted loss per share, (3) EBITDA and (4) adjusted EBITDA. The Registrant’s management believes that the disclosure of these non-GAAP financial measures provides useful information to investors or other users of the financial statements, such as lenders. As to adjusted net loss, adjusted EBITDA and adjusted diluted loss per share, restructuring and other charges are excluded as these items typically relate to costs or gains for discrete projects or transactions related to the closure, downsizing or divestiture of certain operations that are apart from and not indicative of the results of the operations of the business. EBITDA and adjusted EBITDA are provided as a convenience to the Registrant’s lenders because EBITDA is a component of certain debt compliance covenants. The Registrant makes no representation or assertion that EBITDA or adjusted EBITDA are indicative of its cash flows from operations or results of operations. The Registrant has provided a reconciliation of EBITDA to loss from operations solely for the purpose of complying with Regulation G and not as an indication that EBITDA is a substitute measure for loss from operations.

Section 9  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of business acquired
Not applicable

(b)	Pro Forma Financial Information
Not applicable

(c)	Exhibits:

Exhibit No.	Description
99.1	News Release issued on January 24, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
By:	/s/ Christopher L. Nagel
Christopher L. Nagel
Executive Vice President and Chief Financial Officer

Date: January 24, 2006

Exhibit Index

Exhibit No.	Description
99.1	News Release issued on January 24, 2006